As filed with the Securities and Exchange Commission on December 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0307520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, California 94089

(408) 822-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George Kurian

Chief Executive Officer

NetApp, Inc.

495 East Java Drive

Sunnyvale, California 94089

(408) 822-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Bochner, Esq.

John A. Fore, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities	—	—	—	—
Common Stock, $0.001 par value per share	—	—	—	—
Preferred Stock, $0.001 par value per share	—	—	—	—
Depositary Shares(2)	—	—	—	—
Purchase Contracts	—	—	—	—
Purchase Units	—	—	—	—
Warrants	—	—	—	—

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Prospectus

NetApp, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol NTAP.

The last reported sale price of our common stock on the NASDAQ Global Select Market on December 1, 2015 was $30.97 per share.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2015

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “NetApp,” “we,” “our” and “us” refer, collectively, to NetApp, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netapp.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended April 24, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2015 and October 30, 2015;

•	Current Reports on Form 8-K filed on May 20, 2015, June 5, 2015, June 26, 2015, August 6, 2015, August 19, 2015, September 16, 2015 and November 18, 2015; and

•	The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on November 1, 1995, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NetApp, Inc.

495 East Java Drive

Sunnyvale, California 94089

Attn: Investor Relations

(408) 822-6000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free-writing prospectus and the documents we incorporate by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements also can be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. A non-comprehensive list of the topics including forward-looking statements in this document includes:

•	our future financial and operating results;

•	our strategy;

•	our beliefs and objectives for future operations, research and development;

•	expectations regarding future growth and performance;

•	political, economic and industry trends;

•	expected timing of, customer acceptance of and benefits from, product introductions, developments and enhancements;

•	expected benefits from acquisitions and joint ventures, growth opportunities and investments;

•	expected outcomes from legal, regulatory and administrative proceedings;

•	our competitive position;

•	our short-term and long-term cash requirements, including, without limitation, anticipated capital expenditures;

•	our anticipated tax rate;

•	the repayment of our 2.00% Senior Notes due on December 15, 2017, 3.375% Senior Notes due on June 15, 2021, and 3.25% Senior Notes due on December 15, 2022; and

•	future uses of our cash, including, without limitation, the continuation of our stock repurchase and cash dividend programs.

All forward-looking statements included in this document are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties. Therefore, actual events and results may differ materially from these forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, but are not limited to:

•	the overall growth, structure and changes of the data storage industry;

•	our ability to understand, and effectively respond to changes affecting, our market environment, products, technologies and customer requirements, including the impact of the cloud;

•	general global political, macroeconomic and market conditions;

•	changes in U.S. government spending;

•	our ability to accurately forecast demand for our products and services, and future financial performance;

•	our ability to successfully manage our backlog;

•	our ability to successfully execute on our strategy to generate profitable growth and stockholder return;

•	disruptions in our supply chain, which could limit our ability to ship products to our customers in the amounts and at the prices forecasted;

•	our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions;

•	our ability to maintain our gross profit margins;

•	our ability to timely and successfully introduce and increase volumes of new products and services and to forecast demand and pricing for the same;

•	our ability to gain customer acceptance of new products;

•	the actions of our competitors, most of which are larger and have greater financial and other resources than we have, including, without limitation, their ability to introduce competitive products and to acquire businesses and technologies that negatively impact our strategy, operations or customer demand for our products;

•	the impact of industry consolidation affecting our suppliers, competitors, partners and customers;

•	our ability to grow direct and indirect sales and to efficiently provide global service and support;

•	our ability to design, manufacture and market products meeting global environmental standards;

•	failure of our products and services to meet our customers’ quality requirements, including, without limitation, any epidemic failure event relating to our systems installed by our customers in their IT infrastructures;

•	our ability to resolve ongoing litigation, tax audits, government audits, inquiries and investigations in line with our expectations;

•	our ability to accelerate the adoption of our newest products;

•	the availability of acceptable financing to support our future cash requirements;

•	our ability to effectively integrate acquired businesses, products and technologies;

•	valuation and liquidity of our investment portfolio;

•	foreign exchange rate impacts;

•	our ability to successfully recruit and retain critical employees and to manage our investment in people, process and systems;

•	our ability to anticipate techniques used to obtain unauthorized access or to sabotage systems and to implement adequate preventative measures against cybersecurity and other security breaches; and

•	those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are based upon information available to us at this time. These statements are not guarantees of future performance. Except as required by law, we disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors.

OUR BUSINESS

We provide software, systems and services to manage and store customer data. We enable enterprises, service providers, governmental organizations, and partners to envision, deploy and evolve their IT environments. Customers benefit from our collaboration with other technology leaders to create the specific solutions they need. We were incorporated in 1992 and created the world’s first networked storage appliance. Today, we offer a portfolio of products and services that satisfy a broad range of customer workloads across different data types and deployment models.

Customer Needs

With an IT industry in transition, enterprise IT buyers have many choices in delivery options and emerging technologies. Customers are looking to NetApp for guidance and innovation to help them achieve the right balance of flexibility, cost and data control. They want help creating long-term IT strategies that reduce costs and risk while driving growth and success for their organizations.

New cloud computing options in particular offer compelling advantages but also raise risks. Customers want to seamlessly integrate public cloud resources as an extension of their internal IT environment, an approach known as hybrid cloud. One of the biggest challenges to this vision is data management. While other parts of the IT infrastructure are largely interchangeable and carry no history, once data is created it needs to be protected and managed for its lifetime. As data grows, data and application mobility consume more time and bandwidth. The net result is that data management, NetApp’s core competency, has become essential to realizing the promise of the hybrid cloud. To help customers navigate this changing IT landscape, NetApp is investing in key areas including:

Hybrid Cloud. NetApp believes that the hybrid cloud will become the dominant model for enterprise IT for years to come. Customers are attracted by the speed and scale benefits of the public cloud but need new data management strategies to keep control of data as it moves beyond the walls of the enterprise. Today, the hybrid cloud is a range of isolated, incompatible data silos. Every cloud provider has a different way to manage customers’ data, making it difficult to move data from one cloud provider to another. NetApp’s vision for enabling customers to achieve both data control and choice in IT deployment models in the hybrid cloud is called the data fabric. Our patented data management solutions give customers confidence that no matter where their data resides, on-premises or in a public cloud resource, they can control, integrate, move, secure and consistently manage it. Customers benefit from NetApp’s investments and expertise in building enterprise-class hybrid cloud deployments that adapt as their needs change.

Flash. Multiple approaches to the use of flash will become the standard for enterprises as they evolve their long-term IT strategies. NetApp is focused on building a deep and differentiated patented technology around flash, and providing a portfolio of offerings to help customers best integrate flash into their enterprise. We offer both all-flash arrays and hybrid flash arrays to enable the right balance of performance, efficiency, reliability and scale. Our flash solutions help customers drive greater speed, responsiveness, and value from the applications that control key business operations. Our offerings remove performance bottlenecks that negatively affect productivity and the customer experience and eliminate storage overprovisioning that increases costs and adds to inefficiency. Our broad portfolio includes hybrid and all-flash storage offerings, which enable IT organizations to optimize the level of performance, efficiency, and scale to meet their specific needs.

Converged Infrastructure. Due to budget constraints and skill imbalances, our customers need greater support from their technology partners to evaluate, integrate, deploy and sustain the sophisticated solutions they need to stay competitive. This trend is driving the demand for converged infrastructure solutions that reduce the time of deployment and lower integration risk. By working with other best-in-class hardware and software providers, NetApp offers a compelling business value through our FlexPod® converged solutions, which reduce risks in ways that cannot be matched by the proprietary stacks offered by server vendors. FlexPod offerings, created in partnership with Cisco, provide a broad range of reference architectures based on our patented technology. Solutions are available for popular top-tier business applications, including Microsoft, Oracle, SAP and Citrix. We also offer FlexPod solutions for dedicated, high-performance workloads such as big data, HPC, and video analytics that integrate Hadoop.

Software-defined Storage: Software-defined storage (SDS) is a key component of the software-defined data center, an evolving architecture and set of technologies designed to speed delivery of IT services to application owners within an enterprise. In an SDS model, storage services are delivered as a software layer that can be abstracted from underlying hardware. NetApp is a leader in delivering innovative SDS technology, having followed the principles of SDS for more than 20 years by incorporating our patented software-defined capabilities throughout our products, rather than adding a separate management layer. Working with NetApp, IT organizations can deploy SDS solutions that address both near-term demands as well as create a long-term roadmap to extend improvements across services provisioning, storage virtualization, infrastructure data collection, data retention, analysis, and reporting as business needs change.

Product, Services and Solutions Portfolio

Our data management and storage offerings help improve business productivity, performance and profitability, while providing investment protection and enhanced asset utilization. We complement our enterprise-class storage solutions with services expertise that maximizes the business benefits customers gain from deploying our products. In fiscal year 2015, NetApp demonstrated our ability to help customers make sense of the changing IT landscape with products and services that satisfy a broad range of customer workloads across different data types and deployment models.

Our patented unified scale-out fabric-attached storage (FAS) platform uses the NetApp Data ONTAP® storage operating system. Data ONTAP software delivers integrated data protection, comprehensive data management, and built-in efficiency software for virtualized, shared infrastructures, cloud computing, and mixed workload business applications. Our E-Series platform with SANtricity® storage management software offers high-performance, reliable, scalable, and space-efficient storage for demanding storage area networks workloads needing an optimized price-to-performance ratio. We offer hybrid and all-flash configurations of both E-Series and FAS platforms.

Our new FlashRay™ all-flash array system, which runs the Mars™ operating system, is designed from the ground up to improve the performance, efficiency and manageability of all-flash storage architectures used in enterprise application environments.

In October 2014, we announced the acquisition of Riverbed Technology’s SteelStore® product line that we have since rebranded as AltaVault®. The AltaVault product supports leading backup applications and cloud providers so that customers have a choice in how they extend their existing data protection infrastructure into the cloud. This enables us to offer enterprises cloud-integrated storage to securely and efficiently back up their data, to both private and public cloud environments.

Data Storage Systems

FAS Unified Storage Systems

Our FAS family of unified storage systems streamlines, simplifies, and consolidates storage and data management. Our modular, scalable, and highly available FAS architecture supports both scale-up and scale-out growth strategies utilizing the highly efficient Data ONTAP storage operating system.

In June 2014, NetApp introduced two new FAS storage system platforms—the extreme-performance FAS8080 EX and the entry value-priced FAS2500. The FAS8080 EX is optimized for performance-intensive storage area network (SAN) and network-attached storage (NAS) workloads at the largest scale. The entry-level FAS2500 hybrid arrays meets the needs of smaller organizations for simplified operations, integration with existing partner ecosystems, extended system life, and investment protection in their storage assets as their company grows.

E-Series Storage Systems

Since May 2011, NetApp has been offering E-Series storage arrays for SAN workloads. Core patented differentiators of this price-performance leader include enterprise reliability, availability and scalability. Customers choose E-Series for general purpose computing, high-density content repositories, video surveillance, and high-performance computing workloads where data is managed by the application and the advanced data management capabilities of Data ONTAP storage operating system are not required. The modular flexibility of the E-Series enables custom configurations optimized to scale as needed up to petabytes of performance-oriented storage.

In February 2015, NetApp announced the E5600, the newest hybrid entry in the E-Series family. It offers a mix of flash and disk to provide cost-effective performance for capacity-intensive applications such as email, SharePoint, high-performance computing, data warehousing and video.

Flash Systems and Technologies

NetApp flash solutions enable business agility, improve user experience, lower costs, and use less energy than traditional storage solutions. We are a leader in the delivery of flash innovation. We integrate flash technology across our FAS and E-Series storage platforms, in all-flash and hybrid configurations, and offer the dedicated FlashRay all-flash array.

All-Flash Arrays

NetApp all-flash arrays are designed to deliver extreme input/output operations per second (IOPS) and ultralow latency to drive greater speed, responsiveness, and value from the applications that control key business operations.

NetApp offers three complementary platforms in our all-flash portfolio:

NetApp EF-Series is a field-proven platform with a highly efficient, streamlined, patented operating system that was built for I/O-intensive workloads where the focus is on performance, latency, density, and price. EF-Series meets customer needs for latency-sensitive databases and high-performance SAN workloads that leverage application-based advanced data management features. Our newest model, the EF560, was introduced in January 2015, with improvements in storage performance to offer the absolute and consistent latency, bandwidth and IOPS critical to enterprise database and analytics applications.

NetApp All-Flash FAS combines low-latency performance with robust data management, built-in efficiencies, integrated data protection, multiprotocol support, and nondisruptive operations. All-Flash FAS can be deployed as a standalone system with Data ONTAP software. It also can be deployed as a high-performance tier in a clustered Data ONTAP® configuration with nondisruptive data mobility between tiers. FAS was built for consolidated workloads and is ideally suited for customers interested in building efficient shared storage infrastructures using clustered Data ONTAP.

NetApp FlashRay is our new architecture built from the ground up to improve the economics and performance of flash, while delivering the classic NetApp values of efficiency, protection and data management. The result is an innovative, patented approach to all-flash storage that delivers adaptable low-latency performance and no-compromise inline efficiencies. We designed FlashRay arrays with the future in mind, establishing a foundation that will enable tight integration with Data ONTAP and leverage future solid-state technologies to further drive down the cost of all-flash storage.

Hybrid Arrays

Flash storage today is primarily offered in the form of hybrid arrays, a practical best-of-both-worlds approach that uses a mix of flash and traditional hard disk drives (HDD). Hybrid arrays provide the right level of performance at the right cost for mainstream business applications. Hybrid FAS and E-Series arrays combine flash storage with HDD storage to increase performance, reduce latency, shrink rack space requirements, and lower power and cooling costs.

Data Management Software

Data ONTAP Storage Operating System

NetApp’s Data ONTAP storage operating system is a patented, unified data storage platform that supports any mix of SAN and NAS environments. Our platform is compatible with UNIX, Linux, Windows, and web environments.

Clustered Data ONTAP software enables unrestricted and secure data movement across multiple cloud environments and paves the way for software-defined data centers. It offers advanced performance, availability, and efficiency. In a single, feature-rich platform, clustered Data ONTAP software lets customers scale their infrastructure without increasing IT staff. Benefits include:

Nondisruptive operations — Perform storage maintenance, hardware life cycle operations, and software upgrades without business interruptions.

Proven efficiency — Reduces storage costs by consolidating workloads on the same infrastructure.

Seamless scalability — SAN and NAS storage capacity, performance, and operations scale without reconfiguring running applications.

In October 2014, we introduced the latest release of clustered Data ONTAP. Enhancements to this software-defined storage operating system help organizations of all sizes improve their levels of availability, performance and efficiency. New support for NetApp MetroCluster™ Disaster Recovery Software in this release provides enterprises with uninterrupted recovery from failures across data centers. Critical business applications can continue to operate in the event of disasters or planned outages. The latest version of the software includes performance optimizations for all-flash nodes so customers can maximize performance without sacrificing rich data management, protection, or flexible data movement. The new software includes increased efficiency that significantly improves the cost per gigabyte and cost per IOPS of clustered Data ONTAP, delivering a better return on investment for organizations.

Our new Cloud ONTAP subscription service, announced in October 2014 and enhanced in February 2015, brings the power of clustered Data ONTAP to the public cloud by allowing customers to launch an instance of Data ONTAP in a public hyperscale cloud environment. This first release of Cloud ONTAP service works with hyperscale cloud services from Amazon Web Services (AWS). Cloud ONTAP service uses patented NetApp technologies for non-disruptive operations, seamless scalability, and efficiency, and combines them with the on-demand computing benefits of cloud services. This approach provides a consistent set of data services throughout a hybrid cloud environment. AWS is the first platform provider to run Cloud ONTAP services on its cloud environment. NetApp intends to support additional providers in future releases.

SANtricity Storage Operating System

The NetApp SANtricity operating System, purpose-built for SAN, is performance-optimized to deliver data to enterprise SAN applications. It provides superior performance, reliability, and data protection for application-driven workloads that run on NetApp EF-Series and E-Series platforms. It allows customers to optimize performance on the fly, with adaptive caching algorithms to achieve high IOPS and throughput. Installed on a million systems worldwide, the SANtricity OS is field-proven. In addition, SANtricity Storage Manager offers a powerful, easy-to-use interface for administering E-Series storage systems. With SANtricity software, storage administrators can achieve maximum performance and utilization of storage through extensive configuration flexibility and custom performance tuning.

OnCommand® Management Software and Management Integration Tools

The NetApp OnCommand storage management software portfolio incorporates a broad range of data management tools for NetApp and multivendor storage. These products help our customers’ transition to the hybrid cloud. They improve visibility and allow customers to manage, monitor, and optimize their hybrid cloud environments. The portfolio includes:

OnCommand Cloud Manager, announced in October 2014, provides a simplified management interface for NetApp Cloud ONTAP service and NetApp Private Storage (NPS) for Cloud solutions. It allows customers to manage and track cloud resources within AWS, and provision and monitor Cloud ONTAP instances from one central console.

OnCommand Workflow Automation improves productivity by automating repeatable manual storage-management processes. It enables users to construct, customize, publish, and activate a broad range of storage workflows, including one-click automation and deployment of applications from VMware® , Oracle®, Microsoft®, SAP®, Citrix and others. It lowers the cost of storage management while fostering the use of best practices.

OnCommand Unified Manager provides a single dashboard to confirm the health of clustered Data ONTAP storage availability, capacity, performance and data protection relationships. It integrates with OnCommand Workflow Automation to automate storage tasks and data protection processes.

OnCommand System Manager, developed for midsize organizations or smaller environments within larger enterprises and service providers, delivers device-level management for NetApp FAS storage systems. It is optimized for IT generalists who need streamlined management, an easy-to-use interface, and best-practice workflows.

OnCommand Insight storage resource management provides end-to-end multivendor storage management, with a view of performance metrics, including application, datastore, virtual machine, and storage infrastructure performance. It enables customers to improve capacity planning, accelerate consolidation projects, and meet internal business reporting expectations. This innovative tool also allows users to discover orphaned and underutilized storage and detect risks to their environments.

Object Storage Software

NetApp StorageGRID® software allows organizations to store and manage massive amounts of data worldwide, on premises and in the cloud. StorageGRID Webscale is a purpose-built, patented, software-defined storage solution for large archives, media repositories, and web data stores. The sophisticated StorageGRID Webscale policy engine provides automated data placement across storage tiers, physical sites, and hybrid clouds. It can be tuned according to customers’ performance and availability requirements and optimized for cost as data ages. Real-time auditing provides continuous and active monitoring for service-level agreement verification and reporting. In February 2015, NetApp added support for Amazon Simple Storage Service (S3) as a storage tier to StorageGRID Webscale, providing a scalable, highly durable object storage solution for long-term archives.

Data Protection Software

NetApp offers a range of software products to protect customers’ valuable data and applications. These provide optimal availability and IT efficiency while safeguarding data assets.

NetApp Integrated Data Protection (IDP) uses patented data protection services embedded in our Data ONTAP operating system. This solution scales across applications and virtual infrastructures because it runs in storage, where data resides. It requires fewer server, storage, and network resources than competitor offerings, and services can be activated and delivered in minutes.

With IDP, customers lower their cost by purchasing and maintaining fewer systems for data protection. They benefit from controlled data access with secure multi-tenancy and military-grade (AES-256) encryption and proven key-management solutions.

Business Continuity and High-Availability Solutions

•	SnapMirror® data replication technology provides disaster recovery protection and simplifies the management of data replication.

•	MetroCluster™ continuous-availability and disaster recovery software delivers zero data loss, transparent failover protection, and nondisruptive upgrades.

Disk-to-Disk Backup and Recovery Solutions

•	SnapVault® software speeds and simplifies backup and data recovery, protecting data at the block level.

•	SnapRestore® data recovery software uses stored Data ONTAP® Snapshot® copies to recover anything from a single file to multi-terabyte volumes, in seconds.

Application-Aware Backup and Recovery Solutions for Application and Backup Administrators

•	The SnapManager® management software family streamlines storage management and simplifies configuration, backup, and restore operations.

•	SnapProtect® management software accelerates and simplifies backup and data recovery for shared IT infrastructures.

Compliance

•	SnapLock® compliance software is a flexible data permanence solution for meeting strict data retention regulations or internal IT governance policies.

NetApp AltaVault Cloud-native Backup Solution and Integrated Backup Appliance

AltaVault integrated storage allows customers to securely and efficiently back up their data to both private and public cloud environments, with dramatically lower costs than traditional on-premises backup. In February 2015, we introduced three new AltaVault solutions as Amazon Machine Images (AMIs), which provides an efficient and secure approach to backing up cloud-based workloads. Customers can also choose on-premises AltaVault physical appliances for seamless, secure data protection in the cloud.

FlexArray™ Storage Virtualization Software

We built on 10 years of storage virtualization experience and patented technology with our V-Series platform to create our FlexArray storage virtualization software. It runs on the FAS8020, FAS8040, FAS8060, and FAS8080 EX systems, and customers can purchase and activate FlexArray at any time. FlexArray software virtualizes existing EMC, HP, Hitachi, and NetApp E-Series arrays to unify and streamline IT operations. It helps customers implement a software-defined storage strategy across heterogeneous storage assets by accelerating provisioning and data management. Customers can transform existing arrays to create storage that spans private, public, and hybrid clouds. It reduces capacity requirements on arrays by more than 35% and increases the usefulness of current storage.

Converged Infrastructure

The FlexPod® solution portfolio combines NetApp storage systems, Cisco Unified Computing System servers, and Cisco Nexus fabric into a single, flexible architecture. FlexPod solutions are designed and validated to reduce deployment time, project risk, and the cost of IT. Options in the FlexPod portfolio include:

•	FlexPod Datacenter converged infrastructure includes validated designs for enterprise private clouds as well as software-defined data centers (SDDCs), unified scale-out storage, virtual desktop infrastructure, databases, secure multi-tenancy, business continuity, and data protection.

•	FlexPod Express reduces costs and complexity for smaller enterprises by consolidating the entire IT infrastructure on a single, easy-to-manage platform. Customers can reduce the number of servers and the storage capacity needed for applications and standardize their environments to more easily predict budgets and support growth.

•	FlexPod Select delivers validated, preconfigured components for rapid deployment of dedicated, high-performance workloads, such as big data, high-performance computing, databases, and data warehouses.

NetApp Private Storage (NPS) for Cloud

NetApp’s Private Storage for Cloud solutions give customers the freedom to connect to the clouds they want while allowing them to maintain complete control of their data on a dedicated, private NetApp storage system. In this approach, customer data resides on NetApp storage “next to”, rather than “in”, the cloud provider’s environment. The customer-owned NetApp system is co-located in data centers managed by our partner, Equinix. Equinix has data centers located next to major networks and in close proximity to major cloud providers including AWS, Microsoft® Azure and IBM SoftLayer.

NPS for Cloud eliminates time-consuming, costly data migrations. Customers can turn off connectivity to one cloud and connect to another in minutes, without having to move their data.

OpenStack Contributions

NetApp is a Gold Member of the OpenStack Foundation, which supports creation of an open-source cloud operating system. OpenStack is a global collaboration of developers and cloud computing technologists producing a ubiquitous open-source cloud computing platform for public and private clouds.

Cloud services based on OpenStack® software, in particular those for enterprise applications, require a robust storage infrastructure that is available, efficient, and protected. NetApp storage integration with OpenStack makes deployment of cloud services simpler, faster, and more scalable. NetApp drivers for OpenStack reduce the integration burden for IT departments deploying cloud services and enable high-value services and tight service-level agreements.

Professional and Support Services

NetApp and our ecosystem of partners deliver a full portfolio of professional and technical services that enable customers to achieve greater business value from NetApp products and solution investments.

Our professional services team and certified services partners have the expertise to assist customers with each phase of their IT life cycle, from planning next-generation storage systems and deploying new technology to optimizing the operational efficiency of existing infrastructures.

Technical support services ensure our products operate efficiently and benefit from the most up-to-date software to help customers minimize downtime for systems running business-critical applications. Our services organization also provides in-depth guidance and education that include extensive access to our global technical resources and intellectual property. Customers can choose from a number of support options including direct touch, web-based My AutoSupport™ service, training on our product and solutions and an active online community of customers.

NetApp utilizes a global, integrated model to provide consistent service delivery and global support during every phase of the customer engagement, including strategy, assessment and analysis, planning and design, installation, implementation, integration, optimization, ongoing support, and remote management and monitoring.

Sales, Principal Markets, and Distribution Channels

We market and sell our products in numerous countries throughout the world. To increase visibility of NetApp in the broader IT segment, we continue to make investments in our multiyear branding and awareness campaigns.

Our diversified customer base spans industry segments and vertical markets such as energy, financial services, government, high technology, internet, life sciences, healthcare services, manufacturing, media, entertainment, animation, video postproduction, and telecommunications. NetApp focuses primarily on the data management and storage markets. We design our products to meet the needs of our broad customer base – from large enterprises to midsize customers.

NetApp uses a multichannel distribution strategy. We sell our products and services to end-user business customers and service providers through a direct sales force and an ecosystem of partners. We work with a wide range of partners for our customers – including technology partners, value-added resellers, system integrators, OEMs, service providers and distributors. During fiscal 2015, sales through our indirect channels represented 80% of our net revenues. Our global partner ecosystem is critical to NetApp’s growth and success. We are continually strengthening existing partnerships and investing in new ones to ensure we are meeting the evolving needs of our customers.

As of April 24, 2015, our worldwide sales and marketing functions consisted of approximately 7,370 managers, sales representatives, and technical support personnel. We have field sales offices in approximately 50 countries. Sales to customers Arrow Electronics, Inc. and Avnet, Inc., which are distributors, accounted for 23% and 16% of our net revenues, respectively, in fiscal 2015. Information about sales to and accounts receivables from our major customers, segment disclosures, foreign operations, and net sales attributable to our geographic regions is included in Note 16 – Segment, Geographic, and Significant Customer Information of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

Seasonality

We have historically experienced a decline in revenues in the first quarter of our fiscal year, as the sales organization spends time developing new business after higher close rates in the fourth quarter, and because sales to European customers are historically weaker during the summer months. During the second quarter of our fiscal year, we have historically experienced increased sales, driven by the government sector, concurrent with the end of the U.S. federal government’s fiscal year in September, as well as an increase in business from European markets. We derive a majority of our revenue in any given quarter from orders booked in the same quarter. Bookings and revenues typically follow intra-quarter seasonality patterns weighted toward the back end of the quarter.

Backlog

We manufacture products based on a combination of specific order requirements and forecasts of our customers’ demand. Orders are generally placed by customers on an as-needed basis. A substantial portion of our products is sold on the basis of standard purchase orders that are cancellable prior to shipment without penalty. In certain circumstances, purchase orders are subject to change with respect to quantity of product or timing of delivery resulting from changes in customer requirements. Our business is characterized by seasonal and intra-quarter variability in demand, as well as short lead times and product delivery schedules. Accordingly, backlog at any given time might not be a meaningful indicator of future revenue.

Manufacturing and Supply Chain

We have outsourced manufacturing operations to third parties located in Guadalajara, Mexico; Olive Branch, Mississippi; Schiphol Airport, The Netherlands; Komarom and Tiszaujvaros, Hungary; Wuxi and Tianjin, China; Taoyuan City, Taiwan; and Singapore. These operations include materials procurement, commodity management, component engineering, test engineering, manufacturing engineering, product assembly, product assurance, quality control, final test, and global logistics. We rely on a limited number of suppliers for materials, as well as several key subcontractors for the production of certain subassemblies and finished systems. We use multiple vendors and have our products manufactured in a number of locations wherever possible to mitigate our supply chain risk. Our strategy has been to develop close relationships with our suppliers, maximizing the exchange of critical information and facilitating implementation of joint quality programs. We use contract manufacturers for the production of major subassemblies and final system configuration. This manufacturing strategy minimizes capital investments and overhead expenditures while creating flexibility for rapid expansion.

We were most recently awarded International Organization for Standardization (ISO) 9001 and ISO 14001 certifications on September 15, 2014, and continue to be ISO 9001 and ISO 14001 certified.

Research and Development

We conduct research and development activities in various locations throughout the world. Total research and development expenses were $919.3 million, $917.3 million and $904.2 million in fiscal 2015, 2014 and 2013, respectively. These costs consist primarily of personnel and related costs incurred to conduct product development activities. Although we develop many of our products internally, we may acquire technology through business combinations or through licensing from third parties when appropriate. We believe that technical leadership is essential to our success, and we expect to continue to commit substantial resources to research and development.

Competition

We compete with many companies in the markets we serve. Some offer a broad spectrum of IT products and services (full-stack vendors) and others offer a more limited set of storage and data management products or services. Our system products and associated software portfolio mainly compete with storage system products and data management software from Dell, EMC, HDS, HP Enterprise and IBM. In the OEM market we compete against many of those same companies, as well as Seagate, through its acquisitions of Dot Hill and Xyratex.

By extending our flash and software-defined storage offerings, we are competing in new segments with both traditional competitors and new competitors. Smaller, emerging storage vendors include Nimbus Data, Pure Storage, Skyera, SolidFire, and Violin Memory in the all-flash array segment. They include NexGen, Nimble Storage, Tegile, and Tintri in the hybrid flash array segment. The longer-term potential and competitiveness of these emerging vendors remains to be determined. In cloud and converged infrastructure, we also compete with large well-established competitors, including EMC, HP Enterprise and IBM.

An increase in industry consolidation might result in stronger competitors as full stack vendors for customers and achieve increased economies of scale in the supply chain. For example, in October 2015, Dell Inc. and EMC Corporation announced their agreement to merge. In addition, current and potential competitors have established or might establish cooperative relationships among themselves or with third parties, including some of our partners and suppliers. It is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share or buying power.

The IT storage market is also experiencing a change in the way storage services are consumed due to technology transitions and changing economic and business environments. Customers now have the option of engaging with cloud service providers to provide storage as an operating expense rather than storage systems for their data centers. Recent technology trends, such as the emergence of hosted (or cloud) storage, software as a service (SaaS) and flash storage are driving significant changes in storage architectures and solution requirements. While the short- and long-term impact of these evolving trends cannot be predicted, NetApp is confident that our customers recognize the value in our cloud strategy. Our strategy includes building relationships with these new classes of providers, and to date, we have established relationships with more than 300 cloud service providers and hyperscaler providers AWS, Google, IBM SoftLayer and Microsoft Azure.

We consider innovation and our technology partnerships to be key to our competitive differentiation. We believe our competitive advantage also includes the nature of the relationships we form with our customers and partners worldwide. We strive to deliver an outstanding experience in every interaction we have with our customers and partners through our product, service, and support offerings, which enable us to provide our customers with a full range of expertise before, during, and after their purchase.

We are a Delaware corporation originally incorporated as Network Appliance, Inc. On March 10, 2008, we changed our name to NetApp, Inc. Our executive offices are located at 495 East Java Drive, Sunnyvale, California 94089. Our telephone number is (408) 822-6000. Our website address is http://www.netapp.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and you should not consider such information to be part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended April 24, 2015 and our Quarterly Reports on Forms 10-Q for the fiscal quarters ended July 31, 2015 and October 30, 2015, which are incorporated by reference in this prospectus.

	Six Months Ended	Fiscal Year Ended
	October 30, 2015	April 24, 2015	April 25, 2014	April 26, 2013	April 27, 2012	April 29, 2011
Ratio of earnings to fixed charges(1)	7.3x	12.1x	13.8x	6.0x	7.8x	9.0x

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, capital expenditures, stock repurchases and the payment of dividends. We intend to temporarily invest the net proceeds in short-term investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our” and “us” in this section, we mean NetApp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the applicable indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•	the identity of any trustees, authenticating agents or paying agents;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof and the period or period within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid;

•	the form of the debt securities, including the form of the trustee’s certificate of authentication;

•	if other than in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•	whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or Events of Default in addition to or in lieu of those set forth in this prospectus, or any changes which modify or eliminate the restrictive covenants or Events of Default set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	whether the debt securities will be issued as unrestricted securities or restricted securities; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants. Unless we indicate otherwise in a prospectus supplement, the senior indenture will contain the following covenants:

Limitation on Liens. We will not directly or indirectly incur, nor will we permit any of our wholly owned subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of ours or any of our wholly owned subsidiaries or (b) any shares of stock or indebtedness of any of our wholly owned subsidiaries that own Principal Property (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, we or such subsidiary also secure all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if we shall so determine, any other indebtedness of ours or any subsidiary of ours then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured.

The senior indenture contains the following exceptions to the foregoing prohibition:

(1) Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes our subsidiary or a subsidiary of any of our subsidiaries, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our subsidiaries or a subsidiary of any of our subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) Liens securing our indebtedness or the indebtedness of any of our subsidiaries owing to us or any of our subsidiaries;

(4) Liens existing on the date of the initial issuance of the senior debt securities;

(5) Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation (as defined below);

(7) Liens created to secure the senior debt securities;

(8) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) Permitted Liens; or

(12) any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of our property or the property of any of our subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. We and our wholly owned subsidiaries may also, without equally and ratably securing the senior debt securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions. We will not directly or indirectly, nor will we permit any of our wholly owned subsidiaries that owns Principal Property directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless

(1) such transaction was entered into prior to the date of the initial issuance of the senior debt securities;

(2) such transaction was for the sale and leasing back to us or any of our wholly owned subsidiaries of any property by one of our subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by us or our subsidiaries within a period of not more than three years);

(4) we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or

(5) we apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver either debt securities or debentures to the applicable trustee for cancellation, such debt securities or debentures to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) of the preceding paragraph), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the closing date of the sale and leaseback transaction.

Certain Other Covenants. The senior indenture will contain certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth herein.

Consolidation, Merger and Sale of Assets. We may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, provided that:

(1) we are the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of or leases the assets is a corporation organized and validly existing under the laws of any jurisdiction in the United States and expressly assumes, by a supplemental indenture, all of our obligations under the senior debt securities and the indenture;

(2) immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing under the applicable indenture; and

(3) we or the continuing entity deliver to the trustee an officer’s certificate and legal opinion stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of us under the applicable indenture and we will be released from all obligations and covenants under the applicable indenture and senior debt securities; provided that, in the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the applicable indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of:

(1) the fair value of the assets subject to such a transaction (as determined in good faith by our board of directors); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding senior debt securities issued under the applicable indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by us) pursuant to the Exchange Act by us prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect subsidiaries or (2) the financing of a project involving the development or expansion of our properties or any of our direct or indirect subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our direct or indirect subsidiaries or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means

(1) Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(2) Liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(3) Liens of any landlord on fixtures located on premises leased by us or a subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(4) Liens incurred in the ordinary course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(5) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6) Liens on all goods held for sale on consignment; and

(7) Liens created by a lease, which under GAAP as in effect as of the date of the applicable indenture would be characterized as an operating lease, whether entered into before or after the date of the applicable indenture.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means our principal corporate offices in Sunnyvale, California, each research and development facility and each service and support facility that is real property located within the territorial limits of the States of the United States of America owned by us or any of our wholly owned subsidiaries, except (a) such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole or (b) such as has a fair value of less than 0.75% of our Consolidated Net Tangible Assets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	default for 30 days in the payment of interest on senior debt securities when due;

•	failure by us to observe or perform any other term of the senior indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the senior trustee or holders of not less than 25% of the principal amount of the senior debt securities of the affected series;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities, or in respect of a covenant or provision that cannot be modified or amended without the approval of the holder of each affected debt security.

The senior indenture will provide that, except during the continuance of an Event of Default, the senior trustee will perform only such duties as are specifically set forth in the senior indenture. During the existence of an Event of Default, the senior trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of the notes, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the senior trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default, and must offer indemnity to the senior trustee against the costs, expenses and other liabilities of taking that action; and

•	the senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a direction inconsistent with the request from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

Subject to certain restrictions, under the senior indenture the holders of a majority in principal amount of the total outstanding senior debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or of exercising any trust or power conferred on the senior trustee. The senior trustee, however, may refuse to follow any direction that conflicts with law or the senior indenture or that the senior trustee determines is unduly prejudicial to the rights of any other holder of a senior debt security or that would involve the senior trustee in personal liability.

We will furnish to the senior trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the senior indenture and the senior debt securities, or else specifying any default; provided, however, that such certificate need not include a reference to any default that has been fully cured prior to the date as of which the certificate speaks. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the senior trustee within five business days.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

(1) either

•	our having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture; or

•	all senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the senior trustee for the giving of notice of redemption, and we shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture;

(2) our having paid all sums payable by us under the senior indenture, as and when the same shall be due and payable; and

(3) we shall have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•	we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	there is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us;

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been complied with; and

•	no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce any amounts due on or the rate of interest on any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•	make such provisions in regards to matters arising under the indentures as our board of directors may deem necessary or desirable, and which shall not in each case adversely affect the interests of the holders of the senior debt securities;

•	provide for uncertificated senior notes in addition to or in place of certificated senior notes;

•	comply with covenants in the senior indenture regarding mergers and sales of assets;

•	add to the covenants of the Company, for the benefit of the holders of the senior debt securities, add any additional Events of Default for the benefit of the holders of the senior debt securities or secure the senior debt securities;

•	change or eliminate any provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding senior debt securities of any series created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the issuance of senior debt securities or issue additional senior debt securities of any series;

•	evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Nor do we need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote. Any other change to the senior indenture and the senior debt securities would require the following approval, in each case by written consent:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series; and

•	if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If we or the senior trustee set a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the senior trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

The senior trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an Event of Default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under the limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an Event of Default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation as amended to date (the “certificate of incorporation”), our bylaws as amended to date (the “bylaws”) and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our capital stock consists of 885,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 18, 2015, 292,344,148 shares of common stock and no shares of preferred stock were outstanding.

Preferred Stock

Under our certificate of incorporation, the board of directors is authorized to issue shares of preferred stock from time to time in one or more series and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. When shares of preferred stock are issued, certain rights of the holders thereof may materially affect the rights of the holders of the common stock, including voting rights and preferences in respect of dividends and liquidation.

Common Stock

General

All issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of common stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. There are no redemption or sinking fund provisions in effect with respect to the common stock. Subject to the rights of any then outstanding preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and to share ratably in the assets available for distribution upon liquidation. Except as described below, each share of common stock is entitled to one vote at all meetings of stockholders. The holders of common stock are not entitled to cumulative voting rights in the election of directors.

Stock Exchange; Transfer Agent and Registrar

Our common stock is traded on the NASDAQ Global Select Market under the symbol NTAP. The transfer agent and registrar for the common stock is Computershare.

Provisions of our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

The certificate of incorporation and the bylaws contain provisions that could have certain anti-takeover effects, as discussed below:

No Stockholder Action by Written Consent; Special Meetings. The certificate of incorporation prohibits stockholder action by written consent in lieu of a meeting. The provision of the certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the board of directors, the chairman of the board of directors, or the president of the Company. This provision would also prevent the holders of a majority of the outstanding shares of common stock from using the written consent procedure to take stockholder action and from taking action by consent without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining such proposed action.

Advance Notice Requirements for Stockholders’ Proposals and Director Nominations. The bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors (the “Nomination Procedure”) and with regard to certain matters to be brought before a meeting of stockholders of the Company (the “Business Procedure”).

The Nomination Procedure provides that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The Business Procedure provides that only such business may be conducted at a stockholders’ meeting as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. In the case of both the Nomination Procedure and the Business Procedure, to be timely, notice must be delivered to the Company’s Secretary not less than 120 days prior to the date of the meeting.

Although the bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a stockholders’ meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular meeting if proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might otherwise be desired by the Company’s stockholders.

Preferred Stock. The certificate of incorporation authorizes the board of directors to fix, with respect to any series of preferred stock, the powers, preferences and rights of the shares of such series. Although the Company has no intention at the present time of doing so, it could issue preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for the stock over the then market price of such stock.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder; and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich  & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

NETAPP, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

WARRANTS

PROSPECTUS

December 2, 2015

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$	*
Printing and engraving		**
Accounting services		**
Legal fees of registrant’s counsel		**
Trustee’s fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and the registrant’s certificate of incorporation as amended to date (“Charter”) and bylaws as amended to date (“Bylaws”).

The registrant’s Charter and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant is indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators.

Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of NetApp, Inc., as amended, incorporated by reference to NetApp, Inc.’s Form 10-Q for the fiscal quarter ended October 25, 2013, filed November 26, 2013 (file no. 000-27130).

3.2	Amended and Restated Bylaws of NetApp, Inc., as amended, incorporated by reference to NetApp, Inc.’s Form 8-K filed February 13, 2014 (file no. 000-27130).

4.1	Form of Senior Indenture, incorporated by reference to NetApp, Inc.’s Registration Statement on Form S-3 filed November 30, 2012 (file no. 333-185217).

4.2	Form of Subordinated Indenture, incorporated by reference to NetApp, Inc.’s Registration Statement on Form S-3 filed November 30, 2012 (file no. 333-185217).

4.3	Form of Senior Debt Security.*

4.4	Form of Subordinated Debt Security.*

4.5	Form of Depositary Agreement.*

4.6	Form of Warrant Agreement.*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Unit Agreement.*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(7) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 2, 2015.

NETAPP, INC.

By:	/s/ George Kurian
George Kurian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints George Kurian and Nicholas R. Noviello, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including posteffective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Kurian	Chief Executive Officer and	December 2, 2015
George Kurian	Director (Principal Executive Officer and Principal Operating Officer)

/s/ Nicholas R. Noviello	Executive Vice President Finance	December 2, 2015
Nicholas R. Noviello	and Operations and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title	Date

/s/ T. Michael Nevens	Chairman of the Board	December 2, 2015
T. Michael Nevens

/s/ Jeffry R. Allen	Director	December 2, 2015
Jeffry R. Allen

/s/ Tor R. Braham	Director	December 2, 2015
Tor R. Braham

/s/ Alan L. Earhart	Director	December 2, 2015
Alan L. Earhart

/s/ Gerald Held	Director	December 2, 2015
Gerald Held

/s/ Kathryn M. Hill	Director	December 2, 2015
Kathryn M. Hill

/s/ George T. Shaheen	Director	December 2, 2015
George T. Shaheen

/s/ Robert T. Wall	Director	December 2, 2015
Robert T. Wall

/s/ Richard P. Wallace	Director	December 2, 2015
Richard P. Wallace

Index to the Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of NetApp, Inc., as amended, incorporated by reference to NetApp, Inc.’s Form 10-Q for the fiscal quarter ended October 25, 2013, filed November 26, 2013 (file no. 000-27130).

3.2	Amended and Restated Bylaws of NetApp, Inc., as amended, incorporated by reference to NetApp, Inc.’s Form 8-K filed February 13, 2014 (file no. 000-27130).

4.1	Form of Senior Indenture, incorporated by reference to NetApp, Inc.’s Registration Statement on Form S-3 filed November 30, 2012 (file no. 333-185217).

4.2	Form of Subordinated Indenture, incorporated by reference to NetApp, Inc.’s Registration Statement on Form S-3 filed November 30, 2012 (file no. 333-185217).

4.3	Form of Senior Debt Security.*

4.4	Form of Subordinated Debt Security.*

4.5	Form of Depositary Agreement.*

4.6	Form of Warrant Agreement.*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Unit Agreement.*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.